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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of Pacific International Enterprises, Inc. and Subsidiaries of our report dated July 1, 1997 on our audit of the consolidated financial statements of Pacific International Enterprises, Inc. and Subsidiaries as of December 31, 1996 and 1995, for the year ended December 31, 1996 and for the period from inception (February 28, 1995) to December 31, 1995, which reports are included in the Annual Reports on Form 10-KSB.





                                       CACCIAMATTA ACCOUNTANCY CORPORATION


Irvine, California
August 22, 1997